Exhibit 99.1

Investors:

Ryan Osterholm: 630-824-1987

Media:

Anna Rozenich: 630-824-1945

SUNCOKE ENERGY PARTNERS, L.P. TO

ACQUIRE KANAWHA RIVER TERMINALS LLC

Lisle, IL (August 6, 2013) – SunCoke Energy Partners, L.P. (NYSE: SXCP) today announced that its wholly-owned subsidiary executed a definitive agreement to acquire 100 percent of the ownership interest in Kanawha River Terminals LLC (“KRT”) for $86 million. KRT is wholly-owned by Traxys North America LLC, an international financing, marketing, distribution and trading company in metals, minerals and mining industries. This transaction is subject to regulatory approval and customary closing conditions and is expected to close in fourth quarter 2013. SXCP plans to finance this acquisition with a combination of available cash and its existing revolving credit facility.

KRT is a leading metallurgical and thermal coal blending/handling terminal service provider with the collective capacity to blend and transload more than 30 million tons of coal annually. KRT owns four coal handling facilities, the largest of which is the Ceredo Terminal located on the Ohio River in West Virginia. This strategically located terminal has both inbound and outbound rail logistics provided by CSX and Norfolk Southern and the capability to offload and load barges. As a result, the Ceredo terminal is able to serve both domestic and international export markets. KRT’s other coal handling facilities are located on the Big Sandy and Kanawha Rivers, as well as on Kentucky Highway 1185 near Louisa, Kentucky. In addition, KRT owns an idled liquids terminal on the Ohio River that has more than four million gallons of liquid storage capacity. With its strategic river locations and convenient access to highways and railroads, KRT can deliver products to all U.S. ports on the Gulf Coast, East Coast and Great Lakes.

“KRT is an excellent strategic fit with SXCP and advances our position in coal logistics,” said Fritz Henderson, Chairman and Chief Executive Officer of SXCP. “With this acquisition, we further integrate our cokemaking business with coal handling operations that currently support our Middletown and Granite City cokemaking facilities. We also will broaden our customer base to serve companies in the coal, steel and public utility industries. We anticipate KRT’s operations will be immediately accretive and contribute to future earnings and distributable cash flow growth.”

In 2013, KRT is projected to handle approximately 15 million tons of coal, 56 percent of which is anticipated to be metallurgical coal. Based on our preliminary outlook and anticipated financing plan, KRTs operations are expected to be accretive to SXCP’s distributable cash flow by approximately $6 million, or $0.18 per common unit, on an annualized basis. Assuming a targeted 50/50 debt-to-equity capital structure for SXCP, the annualized accretion per common unit would be approximately $0.11. This contribution is in addition to the anticipated increase in distributable cash flow from SXCP’s previously announced acquisition of Lakeshore Coal Handling Corporation, expected to close later in the third quarter. SXCP plans to update its guidance for both the KRT and Lakeshore Coal Handling Corporation acquisitions in the fourth quarter.

SunCoke Energy Partners, L.P.

Lakeshore Coal Handling Acquisition Release

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ABOUT SUNCOKE ENERGY PARTNERS, L.P.

SunCoke Energy Partners, L.P. (NYSE: SXCP) is a publicly-traded master limited partnership, which manufactures coke used in the blast furnace production of steel. Our advanced, heat recovery cokemaking process produces consistently high-quality coke, captures waste heat to generate steam or electricity, and reduces environmental impacts. Our General Partner is a wholly owned subsidiary of SunCoke Energy, Inc. (NYSE: SXC), the largest independent producer of coke in the Americas, with 50 years of cokemaking experience and an international reputation for leadership, innovation and environmental stewardship in our industry.

ABOUT TRAXYS

Traxys is a leading intermediary between base metal, noble alloy and industrial mineral, energy and carbon product producers and industrial end-users. The Company provides a full range of commercial services such as marketing, sales, distribution, hedging, supply chain financing, raw materials sourcing, credit risk coverage and logistics. Traxys has over $6 billion in annual sales and more than 20 offices worldwide. For more information please visit www.traxys.com.

FORWARD LOOKING STATEMENTS

Some of the statements included in this press release constitute “forward looking statements.” Such forward-looking statements are based on management’s beliefs and assumptions and on information currently available. You should not put undue reliance on any forward-looking statements. Forward-looking statements include all statements that are not historical facts and may be identified by the use of forward looking terminology such as the words “believe,” “expect,” “plan,” “project,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “will,” “should” or the negative of these terms or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Risks and uncertainties that could cause actual results to differ materially from those expressed in forward-looking statements include economic, business, competitive and/or regulatory factors affecting SXCP’s business, as well as uncertainties related to the outcomes of pending or future litigation, legislation, or regulatory actions. Among such risks are: changes in levels of production, production capacity, pricing and/or margins for metallurgical coal and coke; variation in availability, quality and supply of metallurgical coal used in the cokemaking process, including as a result of non-performance by our suppliers; changes in the marketplace that may affect supply and demand for our metallurgical coke products, including increased exports of coke from China and increasing competition from alternative steelmaking and cokemaking technologies that have the potential to reduce or eliminate the use of metallurgical coke; our dependence on, relationships with, and other conditions affecting, our customers; severe financial hardship or bankruptcy of one or more of our major customers, or the occurrence of a customer default and other events affecting our ability to collect payments from our customers; volatility and cyclical downturns in the carbon steel industry and other industries in which our customers operate; our ability to enter into new, or renew existing, long-term agreements upon favorable terms for the supply of metallurgical coke to domestic and/or foreign steel producers; our ability to develop, design, permit, construct, start up or operate new cokemaking facilities in the U.S.; our ability to successfully implement our international growth strategy; our ability to consummate investments under favorable terms, including with respect to existing cokemaking facilities, which may utilize by-product technology, in the U.S. and Canada, and integrate them into our existing businesses and have them perform at anticipated levels; unanticipated developments that may negatively impact the Partnership; receipt of regulatory approvals and compliance with contractual obligations required in connection with the Partnership’s operations; age of, and changes in the reliability, efficiency and capacity of the various equipment and operating facilities used in our cokemaking operations, and in the operations of our major customers, business partners and/or suppliers; changes in the expected operating levels of our

SunCoke Energy Partners, L.P.

Lakeshore Coal Handling Acquisition Release

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assets; our ability to meet minimum volume requirements, coal-to-coke yield standards and coke quality requirements in our coke sales agreements; changes in the level of capital expenditures or operating expenses, including any changes in the level of environmental capital, operating or remediation expenditures; our ability to service our outstanding indebtedness; our ability to comply with the restrictions imposed by our financing arrangements; nonperformance or force majeure by, or disputes with or changes in contract terms with, major customers, suppliers, dealers, distributors or other business partners; availability of skilled employees for our cokemaking operations, and other workplace factors; effects of railroad, barge, truck and other transportation performance and costs, including any transportation disruptions; effects of adverse events relating to the operation of our facilities and to the transportation and storage of hazardous materials (including equipment malfunction, explosions, fires, spills, and the effects of severe weather conditions); changes in the availability and cost of equity and debt financing; impact on our liquidity and ability to raise capital as a result of changes in the credit ratings assigned to our indebtedness; changes in credit terms required by our suppliers; risks related to labor relations and workplace safety; changes in, or new, statutes, regulations, governmental policies and taxes, or their interpretations, including those relating to the environment; the existence of hazardous substances or other environmental contamination on property owned or used by us; claims of our noncompliance with any statutory and regulatory requirements; changes in the status of, or initiation of new litigation, arbitration, or other proceedings to which we are a party or liability resulting from such litigation, arbitration, or other proceedings; historical combined and consolidated financial data may not be a reliable indicator of future results; incremental costs as a stand-alone public company; changes in product specifications for the coke that we produce; changes in insurance markets impacting costs and the level and types of coverage available, and the financial ability of our insurers to meet their obligations; changes in accounting rules and/or tax laws or their interpretations, including the method of accounting for inventories, leases and/or pensions; changes in financial markets impacting pension expense and funding requirements; and effects of geologic conditions, weather, natural disasters and other inherent risks beyond our control. Unpredictable or unknown factors not disclosed in this release also could have material adverse effects on forward-looking statements.

The Partnership has included in its filings with the Securities and Exchange Commission cautionary language identifying important factors (but not necessarily all the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by the Partnership. For more information concerning these factors, see the Partnership’s Securities and Exchange Commission filings. All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements. The Partnership does not have any intention or obligation to update any forward-looking statement (or its associated cautionary language) whether as a result of new information or future events, after the date of this press release except as required by applicable law.

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